As filed with the Securities and Exchange Commission on July 23, 2024

Commission File No. 333-280300

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

OptimizeRx Corporation
(Exact name of registrant as specified in its charter)

Nevada	26-1265381
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

260 Charles Street, Suite 302, Waltham, MA	02453
(Address of Principal Executive Offices)	(Zip Code)

OptimizeRx Corporation 2021 Equity Incentive Plan
(Full title of the plan)

Marion Odence-Ford, Esquire General Counsel OptimizeRx Corporation 260 Charles Street Suite 302 Waltham, MA 02453 (248) 651-6568
(Name and address of agent for service)
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Explanatory Note

OptimizeRx Corporation (the “Company”) hereby amends its original Registration Statement on Form S-8 (File No. 333-280300) filed with the Securities and Exchange Commission (the “Commission”) on June 18, 2024 (the “Original Filing”) solely for the purpose of updating the exhibit index to include Exhibit 23.3 and to file Exhibit 23.3. Exhibit 23.3 is the consent of UHY LLP related to the financial statements of Healthy Offers, Inc. as of December 31, 2022 and 2021 and for the years then ended (the “Auditor’s Consent”). The Auditor’s Consent was inadvertently omitted from the Original Filing. This filing is being made solely to update the exhibit index and provide the Auditor’s Consent and does not update, amend, or modify any other information, statement or disclosure contained in or filed with the Original Filing.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The following exhibits are filed as part of this Registration Statement or, where so indicated have been previously filed and are incorporated herein by reference.

Exhibit	Description of Exhibit
4.1	Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form S-1, as filed with the Commission on November 12, 2008).
4.2	Certificate of Correction of the Registrant, dated April 30, 2018 (incorporated by reference to Exhibit 3.5 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as filed with the Commission on March 12, 2019).
4.3	Third Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.3 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as filed with the Commission on March 10, 2023).
4.4	OptimizeRx Corporation 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, as filed with the Commission on August 25, 2021).
4.5	Amendment No. 1 to the OptimizeRx 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, as filed with the Commission on June 7, 2024).
5.1*	Opinion of The Doney Law Firm.
23.1*	Consent of UHY LLP.
23.2*	Consent of The Doney Law Firm (included in Exhibit 5.1).
23.3	Consent of UHY LLP, independent registered public accounting firm for Healthy Offers, Inc.
24.1*	Power of Attorney (included on the signature page to the Original Filing).
107.1*	Filing Fee table.

*	Previously filed with Original Filing.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts on July 23, 2024.

OptimizeRx Corporation

By:	/s/ William J. Febbo
Name:	William J. Febbo
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ William J. Febbo	Chief Executive Officer and Director	July 23, 2024
William J. Febbo	(Principal Executive Officer)

/s/ Edward Stelmakh	Chief Financial Officer and Chief Operations Officer	July 23, 2024
Edward Stelmakh	(Principal Financial and Accounting Officer)

*	Director, Chairperson	July 23, 2024
Lynn O’Connor Vos

*	Director	July 23, 2024
James Lang

*	Director	July 23, 2024
Patrick Spangler

*	Director	July 23, 2024
Gregory D. Wasson

*	Director	July 23, 2024
Catherine M. Klema

*By:	/s/ William J. Febbo
William J. Febbo
Attorney-in-Fact

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